EXHIBIT 4(D)



                           TEXAS UTILITIES ELECTRIC COMPANY

                                          TO

                                THE BANK OF NEW YORK,
                           (FORMERLY IRVING TRUST COMPANY)


                                         TRUSTEE UNDER THE TEXAS UTILITIES
                                         ELECTRIC COMPANY MORTGAGE AND
                                         DEED OF TRUST, DATED AS OF
                                         DECEMBER 1, 1983

                                  __________________


                        ______________ SUPPLEMENTAL INDENTURE

                           PROVIDING AMONG OTHER THINGS FOR
                                FIRST MORTGAGE BONDS,
                             [___% SERIES DUE ___________]
                  [DESIGNATED SECURED MEDIUM-TERM NOTES, SERIES ___]

                                  __________________

                               DATED AS OF ___________



               THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY
             THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

               THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY
             THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

                      ________________  SUPPLEMENTAL  INDENTURE

                          _________________________________

               INDENTURE, dated as of ________________, between TEXAS UTILITIES ELECTRIC COMPANY, a corporation of the State of Texas, whose address is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), Trustee under the Mortgage and Deed of Trust, dated as of December 1, 1983 (hereinafter called the Original Indenture, the Original Indenture and any and all indentures and instruments supplemental thereto being hereinafter sometimes collectively called the Mortgage), which Original Indenture was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is made, this Indenture (hereinafter called the _____________ Supplemental Indenture) being supplemental thereto;

               WHEREAS, said Original Indenture was recorded or filed as required in the State of Texas; and

               WHEREAS, the Company executed and delivered to the Trustee the following supplemental indentures:

                        DESIGNATION                   DATED AS OF
                        -----------                   -----------

          First Supplemental Indenture  . . . . . .   April 1, 1984
          Second Supplemental Indenture . . . . . .   September 1, 1984
          Third Supplemental Indenture  . . . . . .   April 1, 1985
          Fourth Supplemental Indenture . . . . . .   August 1, 1985
          Fifth Supplemental Indenture  . . . . . .   September 1, 1985
          Sixth Supplemental Indenture  . . . . . .   December 1, 1985
          Seventh Supplemental Indenture  . . . . .   March 1, 1986
          Eighth Supplemental Indenture . . . . . .   May 1, 1986
          Ninth Supplemental Indenture  . . . . . .   October 1, 1986
          Tenth Supplemental Indenture  . . . . . .   December 1, 1986
          Eleventh Supplemental Indenture . . . . .   December 1, 1986
          Twelfth Supplemental Indenture  . . . . .   February 1, 1987
          Thirteenth Supplemental Indenture . . . .   March 1, 1987
          Fourteenth Supplemental Indenture . . . .   April 1, 1987
          Fifteenth Supplemental Indenture  . . . .   July 1, 1987
          Sixteenth Supplemental Indenture  . . . .   September 1, 1987
          Seventeenth Supplemental Indenture  . . .   October 1, 1987
          Eighteenth Supplemental Indenture . . . .   March 1, 1988
          Nineteenth Supplemental Indenture . . . .   May 1, 1988

                        DESIGNATION                   DATED AS OF
                        -----------                   -----------

          Twentieth Supplemental Indenture  . . . .   September 1, 1988
          Twenty-first Supplemental Indenture . . .   November 1, 1988
          Twenty-second Supplemental Indenture  . .   January 1, 1989
          Twenty-third Supplemental Indenture . . .   August 1, 1989
          Twenty-fourth Supplemental Indenture  . .   November 1, 1989
          Twenty-fifth Supplemental Indenture . . .   December 1, 1989
          Twenty-sixth Supplemental Indenture . . .   February 1, 1990
          Twenty-seventh Supplemental Indenture . .   September 1, 1990
          Twenty-eighth Supplemental Indenture  . .   October 1, 1990
          Twenty-ninth Supplemental Indenture . . .   October 1, 1990
          Thirtieth Supplemental Indenture  . . . .   March 1, 1991
          Thirty-first Supplemental Indenture . . .   May 1, 1991
          Thirty-second Supplemental Indenture  . .   July 1, 1991
          Thirty-third Supplemental Indenture . . .   February 1, 1992
          Thirty-fourth Supplemental Indenture  . .   April 1, 1992
          Thirty-fifth Supplemental Indenture . . .   April 1, 1992
          Thirty-sixth Supplemental Indenture . . .   June 1, 1992
          Thirty-seventh Supplemental Indenture . .   June 1, 1992
          Thirty-eighth Supplemental Indenture  . .   August 1, 1992
          Thirty-ninth Supplemental Indenture . . .   October 1, 1992
          Fortieth Supplemental Indenture . . . . .   November 1, 1992
          Forty-first Supplemental Indenture  . . .   December 1, 1992
          Forty-second Supplemental Indenture . . .   March 1, 1993
          Forty-third Supplemental Indenture  . . .   April 1, 1993
          Forty-fourth Supplemental Indenture . . .   April 1, 1993
          Forty-fifth Supplemental Indenture  . . .   May 1, 1993
          Forty-sixth Supplemental Indenture  . . .   July 1, 1993
          Forty-seventh Supplemental Indenture  . .   October 1, 1993
          Forty-eighth Supplemental Indenture . . .   November 1, 1993
          Forty-ninth Supplemental Indenture  . . .   May 1, 1994
          Fiftieth Supplemental Indenture . . . . .   May 1, 1994
          Fifty-first Supplemental Indenture  . . .   August 1, 1994
          Fifty-second Supplemental Indenture . . .   April 1, 1995
          Fifty-third Supplemental Indenture  . .     June 1, 1995
          Fifty-fourth Supplemental Indenture . .     October 1, 1995
          Fifty-fifth Supplemental Indenture  . .     March 1, 1996
          Fifty-sixth Supplemental Indenture  . .     September 1, 1996
          Fifty-seventh Supplemental Indenture  .     February 1, 1997
          Fifty-eighth Supplemental Indenture . .     July 1, 1997
          *
          ________________________

          * Here will be inserted additional executed Supplemental
          Indentures.

          which supplemental indentures were or are to be recorded or filed as required in the State of Texas; and


               WHEREAS, by the Original Indenture, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired and intended to be subject to the Lien thereof; and

               WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

               WHEREAS, the Company has heretofore issued as of ________________, in accordance with the provisions of the Original Indenture, as heretofore supplemented, the following series of First Mortgage and Collateral Trust Bonds and First Mortgage Bonds:

                                                  Principal          Principal
                                                    Amount            Amount
              Series                                Issued          Outstanding
              ------                              ----------        -----------

     12% Series due March 1, 1985  . .          $   1,000,000      $    None
     13 5/8% Series due April 1, 2014             100,000,000           None
     13 1/2% Series due September 1, 2014         150,000,000           None
     12 7/8% Series due April 1, 2015             150,000,000           None
     12% Series due August 1, 2015 . .            100,000,000           None
     12% Series due September 1, 2015              75,000,000           None
     11 1/8% Series due December 1, 2015          150,000,000           None
     9 3/8% Series due March 1, 2016 .            200,000,000           None
     9 3/4% Series due May 1, 2016 . .            200,000,000           None
     7 3/4% Pollution Control Series C             70,000,000           None
     8 1/4% Pollution Control Series D            200,000,000           None
     9 1/2% Series due December 1, 2016           300,000,000           None
     9 1/4% Series due February 1, 2017           250,000,000           None
     7 7/8% Pollution Control Series E            100,000,000           None
     10 1/2% Series due April 1, 2017             250,000,000           None
     9 1/2% Series due July 1, 1997  .            150,000,000           None
     10 1/2% Series due July 1, 2017 .            150,000,000           None
     9% Pollution Control Series F   .             55,000,000           None
     9% Pollution Control Series G   .             12,000,000           None
     9 7/8% Pollution Control Series H            112,000,000           None
     9 1/4% Pollution Control Series I            100,000,000         54,005,000
     10 3/8% Series due May 1, 1998  .            150,000,000           None
     11 3/8% Series due May 1, 2018  .            150,000,000           None
     Secured Medium-Term Notes, Series A          300,000,000         30,000,000
     10.44% Series due November 1, 2008           150,000,000          3,000,000
     8 1/4% Pollution Control Series J            100,000,000        100,000,000
     9 1/2% Series due August 1, 1999             200,000,000        200,000,000
     10% Series due August 1, 2019 . .            100,000,000           None


                                                  Principal          Principal
                                                    Amount            Amount
              Series                                Issued          Outstanding
              ------                              ----------        -----------

     9 7/8% Series due November 1, 2019           150,000,000           None
     Secured Medium-Term Notes, Series B          150,000,000        125,000,000
     8 1/8% Pollution Control Series K             50,000,000         50,000,000
     8 1/8% Pollution Control Series L             40,000,000         40,000,000
     10 5/8% Series due September 1, 2020         250,000,000           None
     Secured Medium-Term Notes, Series C          150,000,000           None
     8 1/4% Pollution Control Series due
       October 1, 2020 . . . . . . . .             11,000,000         11,000,000
     7 7/8% Pollution Control Series due
       March 1, 2021 . . . . . . . . .            100,000,000        100,000,000
     9 3/4% Series due May 1, 2021 . .            300,000,000        275,855,000
     0% Pollution Control Series M
       due June 1, 2021  . . . . . . .             86,250,000           None
     0% Pollution Control Series N due
       June 1, 2021  . . . . . . . . .             57,500,000           None
     0% Pollution Control Series O due
       June 1, 2021  . . . . . . . . .             57,500,000           None
     0% Pollution Control Series P due
       June 1, 2021  . . . . . . . . .           $115,000,000       $ 75,831,000
     8 1/8% Series due February 1, 2002           150,000,000        150,000,000
     8 7/8% Series due February 1, 2022           175,000,000        175,000,000
     8 1/4% Series due April 1, 2004 .            100,000,000        100,000,000
     9% Series due April 1, 2022 . . .            100,000,000        100,000,000
     6 3/4% Pollution Control Series due
       April 1, 2022 . . . . . . . . .             50,000,000         50,000,000
     7 1/8% Series due June 1, 1997  .            150,000,000           None
     8% Series due June 1, 2002  . . .            147,000,000        147,000,000
     6 5/8% Pollution Control Series due
       June 1, 2022  . . . . . . . . .             33,000,000         33,000,000
     6 3/8% Series due August 1, 1997             175,000,000           None
     7 3/8% Series due August 1, 2001             150,000,000        150,000,000
     8 1/2% Series due August 1, 2024             175,000,000        163,000,000
     6.70% Pollution Control Series due
       October 1, 2022 . . . . . . . .             16,935,000         16,935,000
     6.55% Pollution Control Series due
       October 1, 2022 . . . . . . . .             40,000,000         40,000,000
     7 3/8% Series due November 1, 1999           100,000,000        100,000,000
     8 3/4% Series due November 1, 2023           200,000,000        195,550,000
     6 1/2% Pollution Control Series due
       December 1, 2027  . . . . . . .             46,660,000         46,660,000
     6 3/4% Series due March 1, 2003 .            200,000,000        200,000,000
     7 7/8% Series due March 1, 2023 .            300,000,000        300,000,000
     6.05% Pollution Control Series due
       April 1, 2025 . . . . . . . . .             90,000,000         90,000,000
     6.10% Pollution Control Series due
       April 1, 2028 . . . . . . . . .             50,000,000         50,000,000
     5 7/8% Series due April 1, 1998 .            175,000,000        175,000,000
     6 3/4% Series due April 1, 2003 .            100,000,000        100,000,000
     7 7/8% Series due April 1, 2024 .            225,000,000        225,000,000
     0% Pollution Control Series due
       June 1, 2023  . . . . . . . . .            115,000,000        115,000,000
     5 3/4% Series due July 1, 1998  .            150,000,000        150,000,000
     6 3/4% Series due July 1, 2005  .            100,000,000        100,000,000
     7 5/8% Series due July 1, 2025  .            250,000,000        250,000,000
     5 1/2% Series due October 1, 1998            125,000,000        125,000,000
     6 1/4% Series due October 1, 2004            125,000,000        125,000,000
     7 3/8% Series due October 1, 2025            300,000,000        208,000,000
     5 1/2% Pollution Control Series due
       May 1, 2022 . . . . . . . . . .             50,000,000         50,000,000
     5.55% Pollution Control Series due
       May 1, 2022 . . . . . . . . . .             75,000,000         75,000,000


                                                  Principal          Principal
                                                    Amount            Amount
              Series                                Issued          Outstanding
              ------                              ---------         -----------

     5.85% Pollution Control Series due
       May 1, 2022 . . . . . . . . . .             33,465,000         33,465,000
     Floating Rate Series due
       May 1, 1999 . . . . . . . . . .            300,000,000            None
     Pollution Control Series Q due
       May 1, 2029 . . . . . . . . . .             45,045,500         45,045,500
     Pollution Control Series R due
       May 1, 2029 . . . . . . . . . .             45,045,500         45,045,500
     0% Series due 1994  . . . . . . .          1,013,831,000            None
     Pollution Control Series S due
       April 1, 2030 . . . . . . . . .             58,270,500         58,270,500
     Pollution Control Series T due
       April 1, 2030 . . . . . . . . .             18,400,000         18,400,000
     Pollution Control Series U  . . .            136,108,250        136,108,250
     Pollution Control Series V  . . .            136,108,250        136,108,250
     Pollution Control Series W  . . .             13,857,500         13,857,500
     Pollution Control Series X  . . .             21,246,250         21,246,250
     Secured Medium-Term Notes,
       Series D  . . . . . . . . . . .            201,150,000        201,150,000
     Pollution Control Series Y  . . .             28,819,000         28,819,000
     Pollution Control Series Z  . . .             66,642,500         66,642,500
     Pollution Control Series AA . . .             28,750,000         28,750,000
     Pollution Control Series AB . . .             28,750,000         28,750,000
     Pollution Control Series AC . . .             70,397,250         70,397,250
     Pollution Control Series AD . . .             57,500,000         57,500,000
     Pollution Control Series AE . . .             57,500,000         57,500,000
     Pollution Control Series AF . . .             36,000,750         36,000,750
     Pollution Control Series AG . . .             28,801,750         28,801,750
     Pollution Control Series AH . . .             33,079,750         33,079,750
     Pollution Control Series AI . . .             59,253,750         59,253,750
     Pollution Control Series AJ . . .             13,800,000         13,800,000
     *
     _____________________

     *  Here will be inserted outstanding series.


          which bonds are also hereinafter sometimes called bonds of the First through ________________ Series, respectively; and

               WHEREAS, Section 2.01 of the Original Indenture provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company, and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also have such omissions or modifications or contain such provisions not prohibited by the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

               WHEREAS, Section 22.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

               WHEREAS, the Company now desires to create ____ series of bonds and to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

               WHEREAS, the execution and delivery by the Company of this _______________ Supplemental Indenture, and the terms of the bonds of the ___________________ Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

               NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto The Bank of New York, Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture, as heretofore supplemented, or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in this _______________ Supplemental Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbo-generator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Original Indenture described.

               TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

               IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 18.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

               PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Original Indenture, as heretofore supplemented, and from the Lien and operation of this _________________ Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced, or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Original Indenture and this ________________ Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Original Indenture by reason of the occurrence of a Default.

               TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto The Bank of New York, Trustee, and its successors and assigns forever.

               IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this ________________ Supplemental Indenture being supplemental to the Original Indenture.

               AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

               The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:


                                      ARTICLE I

                            ______________ SERIES OF BONDS

               SECTION 1. There shall be a series of bonds designated "____________" (herein sometimes referred to as the "___________ Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established in accordance with a Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the ___________ Series shall mature on _________________, and shall be issued as fully registered bonds in denominations of ______________ Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the rate of ______% per annum, payable semi-annually on ________ and ____________ of each year commencing _______________; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, [or at the office or agency of the Company in the City of Dallas, Texas, as the holder of any said bond may elect,] in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the ____________ Series shall be dated as in Section 2.03 of the Original Indenture provided.

               Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the bonds of the _____________ Series, all bonds of the ___________Series authenticated by the Trustee after the Record Date hereinafter specified for any interest payment date, and prior to such interest payment date, shall be dated the date of authentication, but shall bear interest from such interest payment date subject to the provisions and exceptions of subdivision (I) of this
          Section 1, and the person in whose name any bond of the _____________________________ Series is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the cancellation of such bond of the _____________ Series, upon any transfer or exchange thereof subsequent to the Record Date and on or prior to such interest payment date, subject to the provisions and exceptions of subdivision (I) of this Section 1. "Record Date" for bonds of the _______________________ Series shall mean ___________ for interest payable _________________ and shall mean
          ___________________  for interest payable _____________________.

            *[SECTION 1. There shall be a series of bonds designated "Secured Medium-Term Notes, Series _________" (herein sometimes referred to as the "_____________ Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified.
          Bonds of the ____________ Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof
          (the exercise of such option to be evidenced by the execution and delivery thereof); each bond of the ____________ Series shall mature on such date not less than ______________ nor more than ___________ from the date of issue, shall bear interest at such rate or rates, payable semi-annually on ____________ and ___________ in each year and at maturity (each an interest payment date), and have such other terms and provisions not inconsistent with the Original Indenture as the Board of Directors may determine in accordance with a Resolution filed with the Trustee referring to this __________ Supplemental Indenture; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the ____________ Series shall be dated as in Section 2.03 of the Original Indenture provided.

               Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the bonds of the __________________ Series, all bonds of the ________________
          Series authenticated by the Trustee after the Record Date hereinafter specified for any interest payment date, and prior to such interest payment date (unless the Issue of Date hereinafter specified is after such Record Date), shall be dated the date of


          ___________________


          * These provisions will be inserted in lieu of the first two paragraphs of Section 1 above in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured Medium-Term Notes, Series ___."

          authentication, but shall bear interest from such interest payment date subject to the provisions and exceptions of subdivision (I) of this Section 1, and the person in whose name any bond of the ________________ Series is registered at the close of business on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, notwithstanding the cancellation of such bond of the ________________ Series, upon any transfer or exchange thereof subsequent to the Record Date and on or prior to such interest payment date, subject to the provisions and exceptions of subdivision (I) of this Section 1. If the Issue Date of the bonds of the ________________ Series of a designated interest rate and maturity is after such Record Date, such bonds shall bear interest from the Issue Date but payment of interest shall commence on the second interest payment date succeeding the Issue Date. "Record Date" for bonds of the _______________ Series shall mean ________________ for interest payable ____________ and ______________ for interest payable _________, provided that, interest payable on the maturity date will be payable to the person to whom the principal of the bonds shall be payable. "Issue Date" with respect to bonds of the ___________ Series of a designated interest rate and maturity shall mean the date of the first authentication of bonds of such designated interest rate and maturity.]

              *[The Company reserves the right to establish at any time by Resolution of the Board of Directors of the Company a form of coupon bond, and of appurtenant coupons, for the _______________ Series and to provide for exchangeability of such coupon bonds with the bonds of the ______________ Series issued hereunder in fully registered form and to make an appropriate provisions for such purposes.]

               (I)  Any interest on any bond of the
          __________________________ Series which is payable but is not punctually paid or duly provided for, on any interest payment date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered owner on the relevant Record Date solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection A or B below:

                    A. The Company may elect to make payment of any Defaulted Interest on the bonds of the _______________ Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each bond of the ______________ Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof) and at the same time the Company shall deposit with the Trustee an


           ---------------------
          * This paragraph will be omitted in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured Medium-Term Notes, Series ___."

               amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon the Trustee shall fix a date (herein referred to as a "Special Record Date") for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the _____________ Series at such owner's address as it appears in the bond register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York and in one Daily Newspaper of general circulation in the City of Dallas, Texas, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the __________________ Series are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection B.

                    B. The Company may make payment of any Defaulted Interest on the bonds of the ____________ Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

               Subject to the foregoing provisions of this Section, each bond of the _______________ Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.


              *(II) Bonds of the ____________ Series shall be redeemable either at the option of the Company or pursuant to the requirements of the Mortgage (including, among other requirements, the application of cash deposited with the Trustee pursuant to the provisions of Section 9.14 of the Mortgage or with Proceeds of Released Property), in whole at any time, or in part from time to time, prior to maturity, upon notice, as provided in Section 12.02 of the Original Indenture, mailed at least thirty (30) days prior to the date fixed for redemption, at the following redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

                                  REDEMPTION PRICES

             If redeemed during the 12 months period ending ____________,












          in each case, together with accrued interest to the date fixed for redemption; provided, however, that none of the bonds of the ____ Series shall be redeemed prior to __________, if such redemption is for the purpose or in anticipation of refunding such bond through the use, directly or indirectly, of funds borrowed by the Company at an effective interest cost to the Company (computed in accordance with generally accepted financial practice) of less than ____% per annum.


               **[(II) Each bond of the ____________ Series may be redeemable either at the option of the Company or pursuant to the requirements of the Mortgage (including, among other requirements, the application of cash deposited with the Trustee pursuant to the provisions of Section 9.14 of the Mortgage or with Proceeds of Released Property), in whole at any time, or in part from time to time, prior to maturity, upon notice, as

          ------------------

          * These provisions will be changed if Bonds of the _____ Series are not subject to redemption or are subject to redemption on terms different from those described in this clause (II).


          **   This provision will be inserted in lieu of clause (II) of
               Section 1 above in any supplemental indenture referring to the issuance of First Mortgage Bonds which are designated "Secured Medium-Term Notes, Series ___."

          provided in Section 12.02 of the Original Indenture, mailed at least thirty (30) days prior to the date fixed for redemption as the Board of Directors may determine in accordance with a Resolution filed with the Trustee referring to this ____ Supplemental Indenture.]

               (III) At the option of the registered owner, any bonds of the ___________ Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations* [which have the same Issue Date, maturity date, interest rate or rates, and redemption provisions, if any].

               Bonds of the ______________ Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

               Upon any exchange or transfer of bonds of the ______________ Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the _______________ Series.


                                      ARTICLE IV

                               MISCELLANEOUS PROVISIONS

               SECTION 2. Subject to the amendments provided for in this ______________ Supplemental Indenture, the terms defined in the Original Indenture, as heretofore supplemented, shall for all purposes of this _______________ Supplemental Indenture have the meanings specified in the Original Indenture, as heretofore supplemented.

              **[SECTION 3. The holders of bonds of the _______________ Series consent that the Company may, but shall not be obligated

          -----------------

         * Bracketed language will be added in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured Medium-Term Notes, Series ___."

        ** Bracketed language will be added in any supplemental indenture relating to the issuance of First Mortgage Bonds which are designated "Secured Medium-Term Notes, Series ___."

          to, fix a record date for the purpose of determining the holders of bonds of the ________________ Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.]

               SECTION 3. The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

               The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this ________________ Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIX of the Original Indenture shall apply to and form part of this _________________ Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this ________________ Supplemental Indenture.

               SECTION 4. Whenever in this _________________ Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this __________________ Supplemental Indenture contained, by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

               SECTION 5. Nothing in this __________________ Supplemental Indenture expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this __________________ Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this __________________ Supplemental Indenture contained, by or on behalf of the Company, shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

               SECTION 6. This __________________ Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


               IN WITNESS WHEREOF, TEXAS UTILITIES ELECTRIC COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board and Chief Executive, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.

                                   TEXAS UTILITIES ELECTRIC COMPANY


                                   By______________________________________

          [CORPORATE SEAL]



          Attest:

          ______________________________



          Executed, sealed and delivered by
            TEXAS UTILITIES ELECTRIC COMPANY
             in the presence of:


          ______________________________


          ______________________________

                                             THE BANK OF NEW YORK, Trustee


                                        By_______________________

          [CORPORATE SEAL]



          Attest:

          _________________________




          Executed, sealed and delivered by
            THE BANK OF NEW YORK
             in the presence of:


          _________________________


          _________________________

          STATE OF TEXAS   )
                           )  SS.:
          COUNTY OF DALLAS)


               Before me, a Notary Public in and for said State, on this day personally appeared
          ___________________, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a __________________ of TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

               Given under my hand and seal of office this ____ day of
          _________________.



               [NOTARIAL SEAL]          ______________________________
                                        Notary Public, State of Texas

               STATE OF NEW YORK  )
                                  )  SS.:
               COUNTY OF NEW YORK )


                    Before me, a Notary Public in and for said State,
               on this day personally appeared ___________________ known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a _________________ of THE BANK OF NEW YORK, a New York corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

                    Given under my hand and seal of office this ____
               day of ___________________.



               [NOTARY SEAL]                 _________________________
                                             Notary Public, State of
                                               New York